JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT, dated as of June 15, 2007, is made by and between Drawbridge Global Macro Master Fund Ltd., Drawbridge Global Macro Intermediate Fund LP, DBGM Associates LLC, Principal Holdings I LP, FIG Asset Co. LLC, Drawbridge Global Macro Fund Ltd., Drawbridge Global Macro Fund LP, Drawbridge Global Macro Advisors LLC, Drawbridge Global Macro GP LLC, FIG LLC, Fortress Operating Entity I LP, Fortress Operating Entity II LP, FIG Corp. and Fortress Investment Group LLC. Each of the above are collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Schedule 13G is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13G shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

[signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

DRAWBRIDGE GLOBAL MACRO MASTER FUND LTD.
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

DRAWBRIDGE GLOBAL MACRO INTERMEDIATE FUND LP By: DBGM ASSOCIATES LLC its general partner
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

DBGM ASSOCIATES LLC By: PRINCIPAL HOLDINGS I LP its sole managing member
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

PRINCIPAL HOLDINGS I LP By: FIG ASSET CO. LLC its general partner
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

FIG ASSET CO. LLC
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

DRAWBRIDGE GLOBAL MACRO FUND LTD.
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

DRAWBRIDGE GLOBAL MACRO FUND LP By: DRAWBRIDGE GLOBAL MACRO FUND GP LLC its general partner
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

DRAWBRIDGE GLOBAL MACRO ADVISORS LLC
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

DRAWBRIDGE GLOBAL MACRO GP LLC
By:	/s/ Kevin Treacy
Name: Kevin Treacy Title: Authorized Signatory

FIG LLC
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

FORTRESS OPERATING ENTITY I LP By: FIG CORP. its general partner
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

FORTRESS OPERATING ENTITY II LP By: FIG CORP. its general partner
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

FIG CORP.
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory

FORTRESS INVESTMENT GROUP LLC
By:	/s/ Randal A. Nardone
Name: Randal A. Nardone Title: Authorized Signatory